Exhibit 21.1

List of Subsidiaries

Company Name	Country

Alambrados y Circuitos Eléctricos, S. de R.L. de C.V.	Mexico

Aptiv (Shanghai) International Management Company Ltd.	China

Aptiv Components India Private Ltd.	India

Aptiv Contract Services d.o.o. Leskovac	Serbia

Aptiv Contract Services de Mexico, S. de R.L. de C.V.	Mexico

Aptiv Contract Services Noreste, S. de R.L. de C.V.	Mexico

Aptiv Contract Services Nuevo Laredo, S. de R.L. de C.V.	Mexico

Aptiv Contract Services Sweden AB	Sweden

Aptiv Contract Services Zacatecas, S. de R.L. de C.V.	Mexico

Aptiv Contract Services, S. de R.L. de C.V.	Mexico

Aptiv Electric Systems (Wuhan) Company Limited	China

Aptiv Electric Systems Company Ltd.	China

Aptiv European Holdings (UK) Limited	United Kingdom

Aptiv Holdings Mexico, S. de R.L. de C.V.	Mexico

Aptiv International Holdings 2 (Luxembourg) S.à r.l.	Luxembourg

Aptiv Malaysia Sdn. Bhd.	Malaysia

Aptiv Manufacturing Management Services S.à r.l.	Switzerland

Aptiv Manufacturing Services El Salvador, S.A. de C.V.	El Salvador

Aptiv Manufacturing Services Honduras S.A. de C.V.	Honduras

Aptiv Manufatura e Servicos de Distribuicao Ltda.	Brazil

Aptiv Mexican Holdings (US) LLC	United States

Aptiv Mobility Services d.o.o. Novi Sad	Serbia

Aptiv Services Belgium N.V.	Belgium

Aptiv Services Czech s.r.o.	Czech Republic

Aptiv Services Guatemala, S.A.	Guatemala

Aptiv Services Italia S.r.l.	Italy

Aptiv Services Kenitra S.A.	Morocco

Aptiv Services Meknes S.A.S.U.	Morocco

Aptiv Services Morocco S.A.S.U.	Morocco

Aptiv Services Oujda S.A.S.U.	Morocco

Aptiv Services Tanger S.A.	Morocco

Aptiv Services Tunisia S.A.R.L.	Tunisia

Aptiv Services Ukraine LLC	Ukraine

Aptiv Technology Services & Solutions S.R.L.	Romania

Aptiv Turkey Teknoloji Hizmetleri Limited Şirketi	Turkey

Arcomex S.A. de C.V.	Mexico

Arneses Electricos Automotrices, S.A. de C.V.	Mexico

Autoensambles y Logistica, S.A. de C.V.	Mexico

Cyprium Corporation	United States

Cyprium France SAS	France

Cyprium Germany GmbH	Germany

Cyprium Holdings Limited	Jersey

Cyprium Holdings Luxembourg S.à r.l.	Luxembourg

Cyprium Hungary Kft.	Hungary

Cyprium International Services Company, LLC	United States

Cyprium Korea LLC	Korea, Republic of

Cyprium LLC	United States

Cyprium Poland sp. z o.o.	Poland

Cyprium Services Limited	Ireland

Cyprium Spain S.L.	Spain

Cyprium Swiss Holdings Limited	Jersey

Cyprium Treasury GmbH	Switzerland

Cyprium US Holdings, LLC	United States

Cyprium US Services General Partnership	United States

EDSCP Manufacturing Unipessoal Lda.	Portugal

Packard Japan G.K.	Japan

Packard Korea Inc.	Korea, Republic of

PT Aptiv Components Indonesia	Indonesia

Rio Bravo Eléctricos, S. de R.L. de C.V.	Mexico